EXHIBIT 99.1

                             TEXACO REPORTS RESULTS
                             ----------------------
                   FOR THE THIRD QUARTER AND NINE MONTHS 1996
                   ------------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, OCTOBER 21, 1996.
-------------------------------------------------
         WHITE PLAINS, NY., Oct. 21 - Texaco announced today a 50 percent increase in third quarter 1996 results over the same period last year. The company cited increased worldwide crude oil and natural gas production and higher commodity prices as major contributors to its earnings improvement.
         Total Texaco worldwide net income for the third quarter of 1996 was $434 million, or $1.61 per share, as compared with $290 million, or $1.06 per share, for the third quarter of 1995. For the first nine months of 1996, net income was $1,509 million, or $5.62 per share, as compared with $858 million, or $3.13 per share, for the first nine months of 1995. Net income for both years included special items.
         Earnings before special items for nine months 1996 increased 64 percent to $1,285 million, or $4.76 per share, as compared with $785 million, or $2.84 per share, for the nine months of 1995. Third quarter 1996 results had no special items, while third quarter 1995 results before special items were $288 million, or $1.05 per share.
         In commenting on 1996 results, Texaco Inc. Chairman and Chief Executive Officer Peter I. Bijur stated, "Texaco's higher worldwide crude oil and natural gas production and the continuing strength in commodity prices led our strong third quarter and year-to-date results. We have been successful this year in reversing previous production declines from maturing fields and non-core asset sales. Our success was bolstered by increased production from new fields in the Gulf of Mexico, China and Angola, and improved recovery from existing fields, most notably in our Kern River, Calif., and Partitioned Neutral Zone operations.
         "In the downstream, higher margins, increased branded gasoline sales volumes and better operating performance at our refineries, particularly on the West Coast, contributed to our improved results in the United States. However, in the international sector, results were lower this year as the effects of intense competitive pressure in Europe and poor margins in the Caltex operating areas more than offset solid results achieved by our Latin American marketing operations," Bijur said.
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

         "While growing the business, we have continued our strict commitment to cost containment throughout Texaco's worldwide operations as shown by this year's decline in per barrel cash operating expenses. In addition, our strong earnings and cash flow, both important measures of our plan for growth, enabled us to increase our quarterly dividend rate to $.85 per share in July and to maintain an aggressive capital expenditure program this year. Year-to-date capital expenditures were $2,252 million, up $208 million or 10 percent from last year, with the majority of funds targeted to key upstream opportunities."

                                                                   Third Quarter                  Nine Months
                                                                   -------------                  -----------
Texaco Inc. (Millions):                                           1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Net income before special items                                 $    434    $    288          $  1,285    $    785
                                                                --------    --------          --------    --------

Gain on sale of an interest in an affiliate                           -           -                224          -
Gains on major asset sales                                            -           27                -          232
Tax benefits on asset sales                                           -           44                -           44
Employee separation costs                                             -          (56)               -          (56)
Other                                                                 -          (13)               -          (26)
Cumulative effect of accounting change
     SFAS - 121                                                       -           -                 -         (121)
                                                                --------    --------          --------    --------
                                                                      -            2               224          73
                                                                --------    --------          --------    --------
Total net income                                                $    434    $    290          $  1,509    $    858
                                                                ========    ========          ========    ========
-------------------------------------------------------------------------------------------------------------------

        Details on special  items are  included  in the  following  analysis of functional net income.

ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS
     PETROLEUM AND NATURAL GAS
         EXPLORATION AND PRODUCTION

                                                                      Third Quarter                Nine Months
                                                                      -------------                -----------
United States (Millions):                                         1996           1995          1996            1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $    262    $    162          $    772    $    483
Special items                                                          -           -                 -          112
                                                                 --------    --------          ---------   --------
Total operating net income                                       $    262    $    162          $    772    $    595
-------------------------------------------------------------------------------------------------------------------


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

         In the U.S. upstream operations, the strong growth in earnings for both the comparative third quarter and nine months of 1996 resulted from increased crude oil and natural gas production and higher prices. Increased crude oil, natural gas liquids (NGL), and natural gas production, which in total are up 2.5 percent for the year, reflects success in adding new production, most notably from the Gulf of Mexico, and enhancing production from existing fields, primarily in the Kern River, Calif., operations. This new production reverses previous declines from maturing fields and non-core asset sales, and is in contrast to U.S. oil industry statistics which indicate an overall decline in U.S. crude oil production. Increased exploratory expenses for both the third quarter and nine months reflect an increased level of exploration activity, and complement this year's success in acquiring lease acreage and the discovery and development of new prospects.
         The Texaco U.S. average natural gas price for the third quarter of 1996 was $.50 per thousand cubic feet (MCF) higher than 1995, while the price for the nine months of 1996 was $.48 per MCF higher than 1995. These price improvements were primarily due to unusually cold weather earlier this year and the resulting increase in industry demand to replenish depleted natural gas storage.
         The 1996 average price for Texaco U.S. crude oil was $3.05 and $2.07 per barrel higher for the third quarter and nine months, respectively. These higher prices reflect increased demand combined with historically low inventory levels in 1996 and market uncertainty related to delays in the possible resumption of Iraqi crude sales.
         Results for 1995 included a special first quarter net gain of $112 million, principally resulting from the sale of non-core assets.

                                                                   Third Quarter                  Nine Months
                                                                   -------------                  -----------
International (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Total operating net income                                       $    132    $     87          $    365    $    253
-------------------------------------------------------------------------------------------------------------------

         In the international upstream, results for both the third quarter and nine months of 1996 benefited from higher crude oil prices. Additionally, crude oil production increased primarily from activity in Angola, China and the Partitioned Neutral Zone, located between Saudi Arabia and Kuwait. In Angola, the production increases were the result of new offshore fields as well as the resumption of onshore production early this year. Production increased in China due to new fields and in the Partitioned Neutral Zone due to continuing development programs. Lower production from maturing fields in the United Kingdom (U.K.) and Australia partly offset overall production improvements for the third quarter and nine months of 1996. Third quarter 1996 natural gas production reflected the continued development of the Dolphin field in Trinidad.

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

       MANUFACTURING, MARKETING AND DISTRIBUTION

                                                                    Third Quarter                  Nine Months
                                                                    -------------                  -----------
United States (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $     94    $     70          $    242    $     81
Special items                                                          -          (11)               -          (11)
                                                                 --------    --------          --------    --------
Total operating net income                                       $     94    $     59          $    242    $     70
-------------------------------------------------------------------------------------------------------------------


         In the U.S. downstream operations, results for the third quarter and nine months of 1996 benefited primarily from higher West Coast refinery margins as compared to the same period of 1995. Although third quarter 1996 refining margins have steadily deteriorated from their peak in May, they exceeded the depressed levels of the comparable period of 1995.
         The significant improvement in West Coast refining margins this year reflected product price increases due to shortages resulting from regional refining problems and new California gasoline formulation requirements during the first half of the year when the seasonal increase in market demand occurred. Improved refinery operations and continued cost containment efforts also contributed to the improved 1996 results.
         For the third quarter and nine months of 1996, marketing margins for most refined products were lower than the comparable period of 1995. This was offset partially by the continued strength in gasoline and diesel sales volumes, with Texaco branded gasoline sales up more than three percent for both the comparative third quarter and nine months. Additionally, downstream results for the nine months of 1996 benefited from improved profits in the distribution and transportation businesses, particularly in the second quarter.
         Third quarter 1995 results included special charges of $11 million relating to employee separations.


                                                                    Third Quarter                  Nine Months
                                                                    -------------                  -----------
International (Millions):                                         1996        1995             1996         1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $     37    $     58          $    209    $    241
Special items                                                          -          (42)              224          38
                                                                 --------    --------          --------    --------
Total operating net income                                       $     37    $     16          $    433    $    279
-------------------------------------------------------------------------------------------------------------------

         In the international downstream, comparative third quarter and nine months 1996 earnings reflected lower margins in both the Europe and Caltex operating areas offset partially by improved results in Brazil from increased volumes and higher product margins.


                                    - more -

         In Europe, marketing margins were significantly depressed from excess gasoline supply and a highly competitive market, especially in the U.K., and only partially offset by higher refining margins. In the Caltex operating markets, significantly lower margins in Korea and Thailand, primarily due to higher crude costs not fully recovered in the market, were somewhat offset by higher margins in Bahrain and Singapore. Additionally, earnings in Japan were lower as a result of the April 1996 sale of the Nippon Petroleum Refining Company, Limited (NPRC).
         Results for nine months 1996 included a special second quarter gain of $224 million relating to the sale by Caltex of its interest in NPRC. Nine months 1995 results included a $42 million third quarter special charge relating to employee separations in subsidiary operations and Caltex restructuring charges, and first quarter net special gains of $80 million, primarily relating to the sale of land by a Caltex affiliate in Japan.

     NONPETROLEUM

                                                                     Third Quarter                  Nine Months
                                                                     -------------                  -----------
(Millions):                                                      1996             1995         1996            1995
-------------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $      6    $      9          $     11    $     20
Special items                                                          -           27                -           27
                                                                 --------    --------          --------    --------
Total operating net income                                       $      6    $     36          $     11    $     47
-------------------------------------------------------------------------------------------------------------------

         Nonpetroleum results for 1996 reflected higher gasification licensing revenues, while 1995 mainly reflected improved loss experience of insurance operations.
         Third quarter 1995 results included a special gain of $27 million from the sale of the company's interest in Pekin Energy Company.

CORPORATE/NONOPERATING RESULTS

                                                                  Third Quarter                  Nine Months
(Millions):                                                      1996             1995         1996             1995
-------------------------------------------------------------------------------------------------------------------
Results before special items                                     $    (97)   $    (98)         $   (314)   $   (293)
Special items                                                          -           28                -           28
                                                                 --------    --------          ---------   --------
Total corporate/nonoperating                                     $    (97)   $    (70)         $   (314)   $   (265)
-------------------------------------------------------------------------------------------------------------------

         Corporate/Nonoperating results for 1995 included first quarter gains of $25 million, principally from sales of equity securities held for investment by insurance operations.
         The third quarter 1995 results included $44 million of special gains related to tax benefits realizable through the sale of an interest in a subsidiary. In addition, special charges for employee separations totaled $16 million for the third quarter of 1995.

                                    - more -

         The company has been notified that the United States Court of Appeals for the Fifth Circuit affirmed the 1993 U.S. Tax Court decision in the so-called "Aramco Advantage" case and upheld Texaco's position in this dispute with the Internal Revenue Service (IRS).
         From 1979 through 1981, as a result of a directive from the Saudi Arabian Government, Texaco was limited as to what price it could receive for crude oil it bought from Saudi Arabia and resold. In this case, the IRS claimed that Texaco should be required to pay taxes on the sale of crude oil based on a higher price than Texaco was actually permitted to receive for the oil. In its decision, the Fifth Circuit affirmed the Tax Court's finding that the company was not required to pay taxes on money that it was not able to receive.
         In March 1988, prior to the commencement of the Tax Court action, Texaco, as a condition of its emergence from Chapter 11 proceedings, made certain cash deposits to the IRS in contemplation of potential tax claims. The remaining portion of these deposits, together with interest, currently exceed $700 million. Disposition of the deposit and interest will be determined when the IRS has exhausted its legal options.

CAPITAL AND EXPLORATORY EXPENDITURES
         Capital and exploratory expenditures, including equity in such expenditures of affiliates, were $2,252 million for the first nine months of 1996, as compared to $2,044 million for the same period of 1995. Expenditures for the third quarter of 1996 amounted to $815 million versus $772 million for the third quarter of 1995.
         Increased U.S. exploration and development expenditures during 1996 reflect solid opportunities in traditional offshore and key deepwater areas of the Gulf of Mexico. Texaco continued its aggressive acquisition of acreage at the latest Gulf of Mexico lease sale, adding to significant deepwater acreage acquired at the federal lease sale earlier this year. Progress on design and construction for the Petronius deepwater project continued during the third quarter.
         Aggressive international upstream investment also continued this year as increased expenditures focused in Colombia, Australia, Nigeria, the Partitioned Neutral Zone and Denmark, while development work continues in the Captain and Erskine Fields in the U.K. North Sea and in Indonesia.
         Comparative downstream expenditure levels decreased due to the completion of major refinery construction projects in Thailand and Singapore by Caltex and the completion of refinery upgrades in the U.S. and Panama. Increased investments in 1996 relating to the Poseidon oil pipeline, which will service new deepwater and subsalt oil production from the central Gulf of Mexico as well as selected worldwide marketing investments particularly in Latin American growth areas and by Caltex in Singapore, partially offset the decrease in refinery spending.
                                     - xxx -
CONTACTS:                  Jim Swords                914-253-4156
                           Yorick Fonseca            914-253-7034
                           Rachel Speltz             914-253-4175
Additional Texaco information is available on the World Wide Web at: http://www.texaco.com

                                      - 7 -


                                                                 Third Quarter                   Nine Months
                                                                 -------------                   -----------
                                                              1996         1995(a)         1996            1995 (a)
                                                              ----         -------         ----            --------

FUNCTIONAL NET INCOME ($000,000)
--------------------------------
Operating Earnings (Losses)
    Petroleum and natural gas
       Exploration and production
          United States                                      $     262    $     162        $     772       $     595 (b)
          International                                            132           87              365             253
                                                             ---------    ---------        ---------       ---------
               Total                                               394          249            1,137             848
                                                             ---------    ---------        ---------       ---------

       Manufacturing, marketing and
         distribution
          United States                                             94           59 (b)          242              70 (b)
          International                                             37           16 (b)          433 (b)         279 (b)
                                                             ---------    ---------        ---------       ---------
               Total                                               131           75              675             349
                                                             ---------    ---------        ---------       ---------

              Total petroleum and natural gas                      525          324            1,812           1,197

    Nonpetroleum                                                     6           36 (b)           11              47 (b)
                                                             ---------    ---------        ---------       ---------
              Total operating earnings                             531          360            1,823           1,244

Corporate/Nonoperating                                             (97)         (70)(b)         (314)           (265)(b)
                                                             ---------    ---------        ---------       ---------

Net income before accounting change (c)                            434          290            1,509             979

Cumulative effect of adoption of SFAS 121                           --           --               --            (121)
                                                             ---------    ---------        ---------       ---------

              Total net income                               $     434    $     290        $   1,509       $     858
                                                             ---------    ---------        ---------       ---------

EARNINGS (LOSS) PER COMMON SHARE (dollars)
------------------------------------------
Net income before cumulative effect of
    accounting change                                        $    1.61    $    1.06        $    5.62       $    3.60
Cumulative effect of accounting change                              --           --               --            (.47)
                                                             ---------    ---------        ---------       ---------
              Total net income                               $    1.61    $    1.06        $    5.62       $    3.13
                                                             ---------    ---------        ---------       ---------
Average number of common shares
    outstanding for computation
    of earnings per share (000,000)                              260.8        260.1            260.7           259.9

(a) Results for 1995 have been reclassified and restated for the adoption of SFAS 121
(b) Includes special items as detailed in news release text
(c) Includes provision for income taxes
    ($000,000)                                               $     348        $      96       $     968    $     488


                                                                 Third Quarter                 Nine Months
                                                                 -------------                 -----------
OTHER FINANCIAL DATA ($000,000)                                1996         1995               1996            1995
-------------------------------                              ---------    ---------         ---------       ---------
Revenues                                                     $   11,097   $    8,814       $   32,629      $   27,140

Total assets as of September 30                                                        (d) $   25,600      $   25,009

Stockholders' equity as of September 30                                                (d) $   10,240      $    9,997

Total debt as of September 30                                                          (d) $    5,650      $    5,952

Capital and exploratory expenditures
    (includes equity in affiliates)
       Exploration and production
          United States                                      $     273    $      232       $      894      $      619
          International                                            312           289              762             727
                                                             ---------    ----------       ----------      ----------
              Total                                                585           521            1,656           1,346
                                                             ---------    ----------       ----------      ----------

       Manufacturing, marketing and
         distribution
          United States                                             78            96              234             263
          International                                            144           147              345             415
                                                             ---------    ----------       ----------      ----------
               Total                                               222           243              579             678
                                                              ---------    ----------       ----------      ----------

       Other                                                         8             8               17              20
                                                             ---------    ----------       ----------      ----------
               Total                                         $     815    $      772       $    2,252      $    2,044
                                                             ---------    ----------       ----------      ----------

Texaco Inc. and subsidiary companies
    Exploratory expenses included above:
          United States                                      $      45    $       30       $      112      $       63
          International                                             39            36              131             117
                                                             ---------    ----------       ----------      ----------
               Total                                         $      84    $       66       $      243      $      180
                                                             ---------    ----------       ----------      ----------

Dividends paid to common stockholders                        $     222    $      208       $      638      $      624

Dividends per common share (dollars)                         $     .85    $      .80       $     2.45      $     2.40

Dividend requirements for preferred
    stockholders                                             $      14    $       15       $       43      $       46


(d)  Preliminary

                                                                 Third Quarter                     Nine Months

OPERATING DATA - INCLUDING                                      1996         1995              1996          1995
--------------------------                                    ---------    ---------         ---------     ------
    INTERESTS IN AFFILIATES
    -----------------------

    Exploration and Production
    --------------------------

    United States
    -------------
       Net production of crude oil and
          natural gas liquids (000 BPD)                            393          373              388          381
       Net production of natural gas -
          available for sale (000 MCFPD)                         1,708        1,618            1,680        1,627
       Total net production (000 BOEPD)                            678          643              668          652

       Natural gas sales (000 MCFPD)                             3,059        3,046            3,100        3,162
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                     191          207              208          214

       Average U.S. crude (per bbl.)                          $  17.93     $  14.88         $  17.24     $  15.17
       Average U.S. natural gas (per mcf)                     $   2.02     $   1.52         $   2.08     $   1.60
       Average WTI (Spot) (per bbl.)                          $  22.41     $  17.85         $  21.30     $  18.52
       Average Kern (Spot) (per bbl.)                         $  14.41     $  13.84         $  14.92     $  13.90

    International
    -------------
       Net production of crude oil and
       natural gas liquids (000 BPD):
              Europe                                               115          118              115          117
              Indonesia                                            146          153              143          149
              Partitioned Neutral Zone                              79           63               75           56
              Other                                                 65           56               62           55
                                                              --------     --------         --------     --------
                 Total                                             405          390              395          377
       Net production of natural gas -
          available for sale (000 MCFPD):
              Europe                                               162          172              182          210
              Colombia                                             124          117              117          118
              Other                                                 77           46               66           52
                                                              --------     --------         --------     --------
                 Total                                             363          335              365          380
       Total net production (000 BOEPD)                            466          446              456          440

       Natural gas sales (000 MCFPD)                               450          398              456          434
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                      74           86               95           79

       Average International crude (per bbl.)                 $  19.43     $  15.45          $ 18.64      $ 16.32
       Average U.K. natural gas (per mcf)                     $   2.55     $   2.55          $  2.56      $  2.63
       Average Colombia natural gas (per mcf)                 $    .97     $    .92          $   .94      $   .87

                                     - 10 -


                                                                  Third Quarter                     Nine Months
                                                                  -------------                     -----------
OPERATING DATA - INCLUDING                                      1996          1995               1996          1995
--------------------------                                    ---------    ---------           ---------     ------
    INTERESTS IN AFFILIATES
    -----------------------

    Manufacturing, Marketing and Distribution
    -----------------------------------------

    United States
    -------------
       Refinery input (000 BPD)
          Subsidiary                                               417          406             405          391
          Affiliate - Star Enterprise                              325          297             320          300
                                                                 -----        -----           -----        -----
              Total                                                742          703             725          691

       Refined product sales (000 BPD)
          Gasolines                                                515          458             499          448
          Avjets                                                   122           94             127           89
          Middle Distillates                                       217          195             214          193
          Residuals                                                 70           66              65           53
          Other                                                    132          129             133          130
                                                                 -----        -----           -----        -----
              Total                                              1,056          942           1,038          913

    International
    -------------
       Refinery input (000 BPD)
          Europe                                                   334          312             336          284
          Affiliate - Caltex                                       340          451             368          441
          Latin America/West Africa                                 68           43              64           37
                                                                 -----        -----           -----        -----
              Total                                                742          806             768          762

       Refined product sales (000 BPD)
          Europe                                                   431          487             453          453
          Affiliate - Caltex                                       555          622             602          645
          Latin America/West Africa                                408          353             397          356
          Other                                                     39           54              61           75
                                                                 -----        -----           -----        -----
              Total                                              1,433        1,516           1,513        1,529